UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2006

Netsmart Technologies, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-21177	13-3680154
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation	File No.)	Identification No.)

3500 Sunrise Highway, Suite D-122, Great River, New York 11739
(Address of Principal Executive Office)

Registrant's telephone number, including area code: (631) 968-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 1, 2006, Netsmart Technologies, Inc. (the “Registrant”) entered into a purchase agreement dated as of July 31, 2006 pursuant to which the Registrant, through its wholly-owned subsidiary Netsmart Public Health, Inc., acquired the business of QS Technologies, Inc. for an initial payment of $1.9 million in cash and a $1.435 million promissory note of Netsmart, together with the assumption of approximately $1.8 million in net liabilities, consisting principally of deferred revenue. In connection with the purchase, Netsmart Public Health may make additional payments of up to $1.45 million in 2008 if certain revenue, earnings and sales targets are met by the purchased business through 2007.

On August 2, 2006, the Registrant issued a press release with respect to the above-described transaction.

The Asset Purchase Agreement is filed as Exhibit 10.1 hereto and the press release is filed as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1
Asset Purchase Agreement dated as of July 31, 2006 by and between QS Technologies, Inc. and Intelligent Systems Corporation, as Sellers and Netsmart Public Health, Inc., as Buyer and Netsmart Technologies, Inc.

99.1	Press Release dated August 2, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETSMART TECHNOLOGIES, INC.

Date: August 3, 2006	/s/ Anthony F. Grisanti
Anthony F. Grisanti
Chief Financial Officer